SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 9, 2004



                        International DisplayWorks, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                    0-27002                94-3333649
           --------                    -------                ----------
(State or other jurisdiction of    (Commission File        (I.R.S. Employer
(incorporation or organization)         Number)           Identification No.)



                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 415-0864
                                 --------------
          (Address and telephone number of principal executive offices)





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On January 9, 2004, International DisplayWorks, Inc. (the "Company") signed a commitment letter for a new $5 million asset based credit line with Wells Fargo Business Credit, Inc. Under the credit line, the Company will be permitted to borrow up to $5 million based on the Company's foreign and domestic account receivables. The new line will replace an existing domestic receivable only line and may add up to $3 million in additional working capital with more favorable terms. The credit line is subject to the execution of final agreements, which the Company expects to be complete by the end of January 2004. The new line of credit will be used primarily to finance the Company's recent and anticipated growth in operations by enabling the Company to use non-domestic accounts receivable in its borrowing base.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         Exhibit Number    Description
         --------------    -----------

               99 Press Release Announcing Signing of the Commitment letter for $5 Million Asset Based Credit Line with Wells Fargo Business Credit, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INTERNATIONAL DISPLAYWORKS, INC.,
                                               a Delaware Corporation



Dated:  January 14, 2004                       /s/ Stephen C. Kircher
                                               ---------------------------------
                                               Stephen C. Kircher
                                               Chief Executive Officer
                                               (Principal Executive Officer)